Exhibit 99.1

NexMetals Announces C$65 Million Public Offering of Units

Upsized from $50 Million Due to Strong Demand

Vancouver, British Columbia, October 28, 2025 – NexMetals Mining Corp. (TSXV: NEXM) (Nasdaq: NEXM) (the “Company” or “NEXM”) is pleased to announce a “best efforts” public offering (the “Offering”) pursuant to an agreement with certain agents as co-lead agents (“Co-Lead Agents”), on their own behalf and on behalf of a syndicate of one or more additional agents, of up to 11,403,509 units of the Company (the “Units” or “Offered Securities”) at a price of C$5.70 per Unit for aggregate gross proceeds of up to C$65 million.

Each Unit will consist of one common share of the Company (each, a “Common Share”) and one common share purchase warrant of the Company (each, a “Warrant”). Each Warrant will entitle the holder to acquire one Common Share for a period expiring 24 months following the date of issuance at a price of C$8.00.

The net proceeds from the Offering are expected to be used to fund the prepayment of the first contingent milestone payment under the Asset Purchase Agreement (“APA”) for the Selebi and Selkirk mines, the timing of which is planned prior to the end of 2025, to advance exploration and development activities at the Company’s mineral assets in Botswana, and for working capital and general corporate purposes.

The Offered Securities will be sold by way of a short-form prospectus in each of the provinces of Canada, except Quebec. The Units will also be offered (i) in the United States on a private placement basis pursuant to one or more exemptions from the registration requirements of the U.S. Securities Act, and (ii) in such other jurisdictions outside of Canada and the United States provided that a placement therein does not give rise to any prospectus, registration or continuous disclosure obligations on the part of the Company (collectively, the “Selling Jurisdictions”).

The Company has granted to the Co-Lead Agents an option (the “Over-Allotment Option”) to purchase up to that number of additional Offered Securities which equal to 15% of the Offered Securities issued pursuant to the Offering to cover over-allotments and for market stabilization purposes. The Over-Allotment Option will be exercisable in whole or in part, at any time and from time to time, for a period of 30 days from and including the Closing Date (as defined herein).

In connection with the Offering, the Company has agreed to pay to the Agents a cash fee equal to 6% of the gross proceeds of the Offering (including upon any exercise of the Over-Allotment Option), subject to a reduced cash fee equal to 2.0% payable in respect of sales to certain individuals on a “president’s list” for gross proceeds of up to C$5 million.

The Offering is expected to close on or about November 13, 2025 (the “Closing Date”) and remains subject to the receipt of all necessary approvals.

This news release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful, including any of the securities in the United States of America. The securities have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or any U.S. state securities laws and may not be offered or sold within the United States or to, or for account or benefit of, U.S. Persons (as defined in Regulation S under the 1933 Act) unless registered under the 1933 Act and applicable U.S. state securities laws, or an exemption from such registration requirements is available.

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About NexMetals Mining Corp.

NexMetals Mining Corp. is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

NexMetals is committed to governance through transparent accountability and open communication within our team and our stakeholders. NexMetals’ team brings extensive experience across the full spectrum of mine discovery and development. Collectively, the team has contributed to dozens of projects, including work on the Company’s Selebi and Selkirk mines. Senior team members each have on average, more than 20 years of experience spanning geology, engineering, operations, and project development.

For further information about NexMetals Mining Corp., please contact:

Morgan Lekstrom

CEO and Director

morganl@nexmetalsmining.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@nexmetalsmining.com

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Neither the TSX Venture Exchange and its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Nasdaq Stock Market LLC accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking information”) based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward-looking information includes, but is not limited to, statements regarding closing of the Offering, the proceeds to be raised under the Offering and the intended use of net proceeds of the Offering. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, the receipt of regulatory approvals for the Offering; changes in equity markets; inflation; fluctuations in commodity prices; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s filings with the U.S. Securities and Exchange Commission on EDGAR (www.sec.gov) and public disclosure record on SEDAR+ (www.sedarplus.com), in each case, under the Company’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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